UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3642 E. US Highway 70

Claremont, North Carolina 28610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 459-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 14, 2024, Mindy Mackenzie, a member of the board of directors (the “Board”) of CommScope Holding Company, Inc. (the “Company”), notified the Company of her decision to resign from the Board, effective immediately. Ms. Mackenzie also resigned from her position as a member of the Compensation Committee of the Board. Ms. Mackenzie’s decision to resign was not the result of a disagreement with the Company, management or the Board on any matter relating to the Company’s operations, policies or practices.

As previously disclosed, Ms. Mackenzie was a director designated by Carlyle Partners VII S1 Holdings, L.P. (“Carlyle”) pursuant to an Investment Agreement, dated as of November 8, 2018, between the Company and Carlyle. Carlyle designated Scott H. Hughes as a replacement for Ms. Mackenzie.

On February 19, 2024, the Board appointed Scott H. Hughes to the Board to fill the vacancy resulting from the resignation of Ms. Mackenzie, for a term expiring at the Company’s 2024 annual meeting of stockholders. The Company plans to nominate Mr. Hughes for election as a director at the Company's 2024 annual meeting of stockholders, with a term expiring at the Company’s 2025 annual meeting of stockholders.

The Board considered the independence of Mr. Hughes under the listing standards of NASDAQ and the Company’s corporate governance guidelines and concluded that Mr. Hughes is an independent director under the applicable listing standards of NASDAQ and the Company’s corporate governance guidelines. The Board also appointed Mr. Hughes to the Compensation Committee.

Mr. Hughes will not receive any compensation from the Company in connection with his service as a director. Mr. Hughes will also enter into the Company’s standard indemnification agreement, as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2023, and filed as Exhibit 10.22 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-190354), filed with the SEC on September 12, 2013.

There are no transactions between Mr. Hughes, on the one hand, and the Company, on the other hand, that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.
Date: February 20, 2024
	By:	/s/ Justin C. Choi
	Name:	Justin C. Choi
	Title:	Senior Vice President, Chief Legal Officer and Secretary